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                                                                    EXHIBIT 3.45

                             AMF BOWLING EIGHT, INC.

                                    AMENDMENT

         1. Name. The name of the corporation is AMF Bowling Eight, Inc.

         2. Amendment. The Amendment is to change the name of the corporation from AMF Bowling Eight, Inc. to Boliches AMF, Inc.

         3. Action by Directors. On November 1, 1991, all of the directors of the corporation, by signing a consent in writing that set forth the proposed amendment, found that the proposed amendment was in the best interest of the corporation and directed that it be submitted to the shareholders of the corporation with the request that they approve and adopt the same by signing a consent in writing.

         4. Action by Shareholders. On November 1, 1991, following the action of the directors, the shareholders of the corporation, by signing a consent in writing that set forth the proposed amendment, approved and adopted the same. The number of shares outstanding and entitled to vote on the proposed amendment, being of a single class, was 100.

         IN WITNESS WHEREOF, the undersigned Secretary of AMF Bowling Eight, Inc. has executed these Articles of Amendment as of this 5th day of November, 1991.

                                            AMF BOWLING EIGHT, INC.

                                            By: /s/ Daniel M. McCormack
                                                --------------------------------
                                                Daniel M. McCormack
                                                Vice President and Secretary
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                             AMF BOWLING SEVEN, INC.

                                    AMENDMENT

         1. Name. The name of the corporation is AMF Bowling Seven, Inc.

         2. Amendment. The amendment is to change the name of the corporation from AMF Bowling Seven, Inc. to AMF Bowling Eight, Inc.

         3. Action by Sole Director. On December 1, 1989, the sole director of the corporation who is the sole director named in its Articles of Incorporation, by signing a consent in writing that set forth the proposed amendment, found that the proposed amendment was in the best interest of the corporation and approved and adopted the amendment. There are no other directors or officers of the corporation. The corporation has taken no action since the date of its incorporation and, no shares having been issued, there are no shareholders to vote on the proposed amendment.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board of AMP Bowling Seven, Inc. has executed this Article of Amendment this 1st day of December, 1989.

                                             AMF BOWLING SEVEN, INC.

                                             By: /s/ William H. Goodwin, Jr.
                                                 --------------------------
                                                 William H. Goodwin, Jr.
                                                 Chairman of the Board
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                            ARTICLES OF INCORPORATION

                                       OF

                             AMF BOWLING SEVEN, INC.

                                       I.

         The name of the Corporation is AMF Bowling Seven, Inc.

                                       II.

         The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

         The number of shares which the Corporation shall have authority to issue shall be 10,000 shares of the par value of $1.00 each. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares, of (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

                                       IV.

         The initial registered office shall be located at 901 East Cary Street, Suite 1400, Richmond, VA 23219, which is located in the City of Richmond and the initial registered agent shall be Teri Scott Lovelace, who is a resident of Virginia and a member of the Virginia State Bar, and whose
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business address is the same as the address of the initial registered office.

                                       V.

         The number of Directors constituting the initial Board of Directors shall be one, and the name and addressee of the person who is to serve as the initial Director is as follows:

              William H. Goodwin, Jr.
              901 E. Cary Street
              Suite 1400
              Richmond, Virginia 23219

                                       VI.

         1. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

         2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

         3. The Board of Directors is hereby empowered, by majority
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vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified In
Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

         4. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the
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proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

         6. The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         7. Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

                                      VII.

         The Board of Directors shall have the power to make, amend or repeal bylaws of the Corporation.

Dated:  May 9, 1989

                                            /s/ Teri Scott Lovelace
                                            ------------------------
                                            Teri Scott Lovelace
                                            Incorporator